EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Annual Report on Form 10-K of Pacific Aerospace & Electronics, Inc. for the year ended May 31, 1999 and to the incorporation by reference in Registration Statement Numbers 333-29007, 333-66469 and 333-39799 of Pacific Aerospace & Electronics, Inc. on Forms S-8, and 333-25177 and 333-41407 of Pacific Aerospace & Electronics, Inc. on Forms S-3, of our report dated July 2, 1997.


/s/ MOSS ADAMS LLP


Seattle, Washington
August 30, 1999